Exhibit 10.1

FIRST AMENDMENT TO OPTION AGREEMENT

THIS AGREEMENT is dated as of the 10th day of November, 2021.

AMONG:

NUBIAN RESOURCES LTD., a corporation existing under the laws of the Province of British Columbia

("Nubian")

AND:

NUBIAN RESOURCES (USA) LTD., a company existing under the laws of the State of Delaware

("Nubian Subco")

AND:

ATHENA GOLD CORPORATION (formerly, Athena Silver Corporation), a corporation existing under the laws of the State of Delaware

("Athena")

WHEREAS:

A.	Nubian, Nubian Subco and Athena entered into an option agreement made as of December 11, 2020 (the "Option Agreement"), whereby the Parties (as defined in the Option Agreement) agreed on the general terms for an option to purchase by Athena from Nubian of a 100% interest in the Property (as defined in the Option Agreement) and the Existing Data (as defined in the Option Agreement) (the "Transaction");

B.	Nubian Subco is the sole legal owner of the Property, and the sole registered and beneficial shareholder of Nubian Subco is Nubian;

C.	Nubian wishes to re-structure the Transaction, such that Athena would acquire a 100% interest in the Property through the acquisition of all of the issued and outstanding shares of Nubian Subco from Nubian; and

D.	To provide additional time for the Parties to negotiate and agree on the terms of the possible re-structuring of the Transaction, the Parties wish to amend the Option Agreement in order to extend the date by which Athena must complete certain of the Second Option Exercise Conditions (as defined in the Option Agreement), on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

1.1	Conditions of Second Option Exercise

Section 4.02 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

"4.02       Conditions of Exercise of Second Option

Athena may exercise the Second Option and acquire an additional 90% Interest by:

(a)	converting into equity or otherwise settling all of its outstanding debt, such that, at the time of the Exchange Listing, Athena shall have no outstanding debt, with the exception of Exchange, legal, accounting and other fees incurred in connection with the Exchange Listing;

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(b)	completing the initial listing (the "Exchange Listing") of its common stock on the Canadian Securities Exchange, the TSXV or such other recognized stock exchange agreed to by Nubian, acting reasonably (the "Exchange"); and

(c)	issuing to Nubian or its nominees an additional 45,000,000 (pre-Consolidation) shares of common stock, at a deemed issuance price of $0.05 per share, on or before December 31, 2021; provided that Nubian or its nominees, as the case may be, shall have executed and delivered to Athena an Investor Certificate, in the form attached as Schedule "D" hereto, prior to the issuance by Athena of the Option Shares and the Anti- Dilution Shares,

prior to December 31, 2021 or such later date as may be agreed to by the Parties (collectively, the "Second Option Exercise Conditions")."

1.2	All Other Terms

Except as expressly amended, varied or modified by this Agreement, the Parties hereby ratify and confirm all of the terms and conditions of the Option Agreement in its entirety.

1.3	Time of the Essence

Time will be of the essence of this Agreement.

1.4	Governing Law and Attornment

This Agreement will be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Subject to Article 10 of the Option Agreement, each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia situated in the City of Vancouver in respect of all matters arising under and in relation to this Agreement and waives objection to venue of any proceeding in such court or that such court provides an inconvenient forum.

1.5	Enurement and Assignment

This Agreement will enure to the benefit of the Parties, their respective successors and permitted assigns.

1.6	Counterparts

This Agreement may be executed in counterparts and may be executed by facsimile or other electronic means, and each of such counterparts will be deemed an original, and all of which together constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

NUBIAN RESOURCES LTD.
Per:	/s/ Martin Walter
Authorized Signatory

NUBIAN RESOURCES (USA) LTD.
Per:	/s/ Martin Walter
Authorized Signatory

ATHENA GOLD CORPORATION (formerly, Athena Silver Corporation)
Per:	/s/ John Power
Authorized Signatory

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